UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2026
Ares Industrial Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Tabor Center,
1200 Seventeenth Street, Suite 2900
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 1, 2026, Stanley A. Moore, a member of the board of directors (the “Board”) of Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” or “our”), notified the Company of his decision to step down from his position on the Board, which resignation became effective on that day. Mr. Moore’s decision to resign was not the result of any disagreement with management, the Company or its operations, policies or practices.
In connection with Mr. Moore’s departure from the Board, the Board appointed Scott W. Lang to serve as an independent director on the Board, effective as of April 1, 2026. Mr. Lang will serve on the Board until his successor is duly elected and qualifies. Mr. Lang was also appointed to our conflicts resolution committee and audit committee. There are no arrangements or understandings between Mr. Lang and any other persons pursuant to which he was selected as a director.
Mr. Lang has served as Chief Financial Officer of KickCharge Creative, a family office investment and brand management and digital marketing company, since April 2025. He has also served as an Operating Partner, Board Member and Executive Coach at Shore Capital Partners since January 2023. Previously, Mr. Lang served as Chief Operating Officer and Chief Financial Officer of All Metals Industries/Gerber Metal Supply, a private equity-owned metal service center business, from February 2023 to April 2025. Prior to that, he served as Managing Director and Co-Head of M&A Advisory at Everest Group International from March 2022 to February 2023. From October 2014 to February 2022, Mr. Lang held senior executive roles at FirstService Residential, the largest division of FirstService Corporation (NYSE: FSV), including Chief Financial Officer and Executive Vice President of Finance for the East and New York City regions, and President of Community Collection Services. Earlier in his career, Mr. Lang held senior roles in investment banking and financial services, including positions at Royal Bank of Scotland, Goldman Sachs and J.P. Morgan Securities, and began his career in real estate finance and public accounting. Mr. Lang holds an M.B.A. from Columbia University Graduate School of Business and a B.S. in Accounting, magna cum laude, from the State University of New York at Oswego. He is a Certified Public Accountant licensed in the State of New York.
There are no transactions between the Company and Mr. Lang that would be required to be reported under Item 404(a) of Regulation S-K.
In connection with his appointment as a director of the Company, we entered into an indemnification agreement with Mr. Lang effective as of April 1, 2026. The terms of the indemnification agreement are substantially identical to the terms of the indemnification agreements we have entered into with each of our other directors and executive officers. The indemnification agreement requires, among other things, that, subject to certain limitations, we will indemnify Mr. Lang and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. This description of the indemnification agreement is a summary and is qualified in its entirety by the full terms of our form of indemnification agreement, which we filed as Exhibit 10.6 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 (Registration No. 333-200594), filed with the Securities and Exchange Commission on July 1, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

April 7, 2026	By:	/s/ TAYLOR M. PAUL
		Name:	Taylor M. Paul
		Title:	Managing Director, Chief Financial Officer and Treasurer